Exhibit 5.1

2049 Century Park East Los Angeles, CA 90067 United States

To Call Writer Directly: +1 310 552 4200		Facsimile: +1 310 552 5900

+1 310 552 4200

www.kirkland.com

May 20, 2024

Blue Owl Capital Inc.

399 Park Avenue

37th Floor

New York, NY 10022

Re:	Registration Statement on Form S-3ASR

We have acted as counsel to Blue Owl Capital Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Entities”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of an automatic registration statement on Form S-3, filed May 20, 2024 (the “Registration Statement”) relating to the issuance and sale by the Company from time to time of an indeterminate number of (i) shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”), (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”), (iii) debt securities (the “Debt Securities”) of the Company and/or one or more of the Subsidiary Entities (in such capacity, the “Debt Securities Issuer”), (iv) guarantees of the Company and/or one or more of the Subsidiary Entities (collectively in such capacity, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”), (v) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Class A Common Stock or Preferred Stock and which will be evidenced by depositary certificates (the “Depositary Certificates”), (vi) units consisting of one or more of the foregoing securities in any combination (the “Units”) and (vii) warrants representing rights to purchase Class A Shares, Preferred Shares or Debt Securities, separately or as units comprised of any combination of the foregoing (the “Warrants”) as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act. The Class A Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Depositary Shares, the Units and the Warrants are hereinafter referred to collectively as the “Securities”.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”) in the form filed as Exhibit 3.2 to the Registration Statement; (ii) the amended and restated bylaws of the Company (the “Bylaws”) in the form filed as Exhibit 3.3 to the Registration Statement, (iii) the formation and organizational documents of each of the Subsidiary Entities, (iv) the form of Base Indenture (as defined below) for the Debt Securities and the Guarantees thereof, if any, to be entered into between the Company and a trustee qualified to act as such under the Trust Indenture Act of 1939, as amended, named therein (the “Trustee”), and filed as Exhibit 4.4 to the Registration

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Blue Owl Capital Inc.

May 20, 2024

Statement, (v) the form of Base Indenture for the Debt Securities and the Guarantees thereof, if any, to be entered into between a Subsidiary Entity, any other Guarantor to be named therein and the Trustee, and filed as Exhibit 4.5 to the Registration Statement, (vi) the resolutions of the board of directors of the Company (the “Board of Directors”) and the general partner, sole member or managing member of each Subsidiary Entity, as applicable (the “Equivalent Governing Body”), and (vii) the Registration Statement, together with the exhibits filed as a part thereof.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Entities and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Entities. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Subsidiary Entities.

We have also assumed that:

1. any Debt Securities and the Guarantees thereof, if any, will be issued under supplemental indentures (the “Supplemental Indentures”) among one or more Debt Securities Issuers, one or more Guarantors, as applicable, and the Trustee, to indentures among such Debt Securities Issuers, one or more Guarantors, as applicable, and the Trustee (the “Base Indentures” and, as amended and supplemented by the Supplemental Indentures, the “Indentures”);

2. any Depositary Shares and related Depositary Certificates will be issued under one or more deposit agreements (each, a “Deposit Agreement”) each to be between the Company and a depositary named therein;

3. any Units will be issued under one or more agreements defining the Units (a “Unit Agreement”), each to be between the Company, one or more Subsidiary Entities, as applicable, in the case of Units relating to Debt Securities and/or Guarantees, and a financial institution identified therein;

4. any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company, one or more Subsidiary Entities, as applicable, in the case of Warrants relating to Debt Securities and/or Guarantees, and a financial institution identified therein as warrant agent;

5. the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

Blue Owl Capital Inc.

May 20, 2024

6. a supplement to the Prospectus will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws;

7. the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate supplement to the Prospectus; and

8. that a definitive purchase, underwriting or similar agreement with respect to the Securities offered or issued will have been duly authorized and validly executed and delivered by the Company or the Subsidiary Entities, as applicable, and the other parties thereto.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement is declared effective, that:

1. With respect to the Class A Shares, when (i) the Board of Directors shall have taken all necessary action to approve the issuance and sale of the Class A Shares, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the Certificate of Incorporation and Bylaws and distributed in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors, and upon payment of the consideration provided therein, the Class A Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Shares, when (i) the Board of Directors shall have taken all necessary action to approve the issuance and sale of the Preferred Shares, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the Certificate of Incorporation and Bylaws and distributed in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors, and upon payment of the consideration provided therein, the Preferred Shares will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) the Board of Directors or equivalent governing body of the applicable Debt Securities Issuer or a duly constituted and acting committee of such board of directors or equivalent governing body or duly authorized officers of such Debt Securities Issuer (such board of directors or equivalent governing body, committee or authorized officers being referred to herein as the “Debt Authorizing Party”) shall have taken all necessary action to approve the issuance and sale of any Debt Securities, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the applicable Indenture and in accordance with the terms of an underwriting agreement or other sale agreement approved by the Debt Authorizing Party, and upon payment of the consideration therein, such Debt Securities will constitute valid and binding obligations of such Debt Securities Issuer enforceable against such Debt Securities Issuer in accordance with their terms.

Blue Owl Capital Inc.

May 20, 2024

4. With respect to the Guarantees, when (i) the Board of Directors or equivalent governing body of each Guarantor or a duly constituted and acting committee of such board of directors or equivalent governing body or duly authorized officers of each Guarantor (such board of directors or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Authorizing Party”) shall have taken all necessary action to approve the issuance and sale of the Guarantees, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the applicable Indenture and in accordance with the terms of an underwriting agreement or other sale agreement approved by the Guarantor Authorizing Party and upon payment of the consideration therein, the due issuance of such Guarantees will constitute valid and binding obligations of such Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

5. With respect to the Depositary Shares, when (i) the Board of Directors shall have taken all necessary action to approve the issuance and sale of any Depositary Shares representing fractional interests in shares of Class A Shares or Preferred Shares, the terms of the offering thereof and related matters and (ii) when the depositary certificates evidencing the Depositary Shares are issued in accordance with the provisions of the Deposit Agreement and in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors, and upon payment of the consideration therein, the Depositary Shares will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Units, (i) the Board of Directors and, in the case of Units relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party shall have taken all necessary action to approve the issuance and sale of any Units and delivery to the unit agent of the Securities that are the components of any Units, the terms of the offering thereof and related matters and (ii) when the Units and the Securities that are the components of such Units are issued in accordance with the provisions of the applicable definitive Unit Agreement, the Certificate of Incorporation, and the Bylaws and in accordance with the terms of an underwriting agreement or other sale agreement approved by the board of directors of the Company, and, in the case of Warrants relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party and upon payment of the consideration therein, the Units will constitute valid and binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.

7. With respect to the Warrants, when (i) the Board of Directors and, in the case of Warrants relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party shall have taken all necessary action to approve the issuance and sale of any Warrants, the terms of the offering thereof and related matters and (ii) when issued in accordance with the provisions of the applicable definitive Warrant Agreement and in accordance with the terms of an underwriting agreement or other sale agreement approved by the Board of Directors, and, in the case of Warrants relating to Debt Securities and/or Guarantees, any applicable Debt Authorizing Party and/or Guarantor Authorizing Party and upon payment of the consideration therein, the Warrants will constitute valid and binding obligations of the Company and any such applicable Subsidiary Entity enforceable against the Company and any such applicable Subsidiary Entity in accordance with their terms.

Blue Owl Capital Inc.

May 20, 2024

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

To the extent that the obligations of the Company and any Subsidiary Entity, as applicable, under the Indenture, Deposit Agreements, Unit Agreements or Warrant Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that any trustee, warrant agents or financial institutions party to the applicable unit agreement (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

This opinion is also based upon and expressly limited in all respects to the Delaware General Corporation Law and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware General Corporation Law” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the Delaware General Corporation Law be changed by legislative action, judicial action or otherwise.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Blue Owl Capital Inc.

May 20, 2024

The opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

Blue Owl Capital Inc.

May 20, 2024

Schedule I

Subsidiary Entities

1.	Blue Owl Finance LLC, a Delaware limited liability company

2.	Blue Owl Capital GP Holdings LLC, a Delaware limited liability company

3.	Blue Owl Capital GP LLC, a Delaware limited liability company

4.	Blue Owl Capital Holdings LP, a Delaware limited partnership

5.	Blue Owl Capital Carry LP, a Delaware limited partnership

6.	Blue Owl Capital Group LLC, a Delaware limited liability company

7.	Blue Owl GPSC Holdings LLC, a Delaware limited liability company

8.	Blue Owl Capital GP Holdings LP, a Delaware limited partnership

9.	Blue Owl GP Stakes GP Holdings LLC, a Delaware limited liability company

10.	Blue Owl Real Estate Holdings LP, a Delaware limited partnership

11.	Blue Owl Real Estate GP Holdings LLC, a Delaware limited liability company

12.	Blue Owl Capital Holdings LLC¸ a Delaware limited liability company